UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 9, 2010

Shiner International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33960	98-0507398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:       86-898-68581104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements ofCertain Officers.

(b)           On July 9, 2010, Jeffrey Roney, Chief Financial Officer of Shiner International, Inc., (the “Company”) provided notice of his resignation to the board of directors, in order to pursue other opportunities.  Mr. Roney’s resignation was effective as of July 9, 2010.

On July 12, 2010, Marshall Cogan, a director of the Company, provided notice of his resignation to the board of directors of the Company.  Mr. Cogan’s resignation was effective as of July 12, 2010.

(c)           On July 14, 2010, the Company’s board of directors appointed Xuezhu Xu the Company’s interim Chief Financial Officer.  Ms. Xu is currently the Company’s Corporate Controller and was the Company’s Chief Financial Officer from July 2007 until February 2010.  Ms. Xu was the Chief Financial Officer of the Company’s predecessor, Sino Palace Holdings Limited, from April 2004 to July 2007. Ms. Xu has a bachelor of accounting degree from Hainan Supply and Marketing School and an advanced certificate of M.B.A. studies from Renmin University. In the interim, Ms. Xu will receive compensation and participate in the same benefit programs on the same terms as she has in her role as Corporate Controller and are disclosed in the Company’s proxy statement.  There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Xu has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.

(d)           On July 14, 2010, the Company’s board of directors Zhenhuan Yuan to the board of directors in order to fill the vacancy left by Mr. Cogan.  Mr. Yuan will serve on the audit, compensation, and nominating committees of the board of directors and will act as chairman of the compensation committee.  Mr. Yuan will be compensated for his service as a director on the same basis as other non-employee directors of the Company, including board fees and chairman fees, and eligibility to receive stock-based awards and other compensation paid to the Company’s directors. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Yuan has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.  Shortly after his appointment, Mr. Yuan will be awarded a stock option to purchase 30,000 shares of the Company’s common stock, with an exercise price of $1.25 per share and of which 1/3 will vest immediately, and an additional 1/3 will vest on each of the first and second anniversary of the grant date.

Mr. Yuan is the founding-partner of Sunstone International LLC, a California based investment advisory and management firm. He is also the Senior Vice President of Cunat Inc., a real estate investment and management company. Mr. Yuan served as the Vice President at Fortress Investment Group for the Shanghai Office from 2008 to 2009, where he was in charge of acquisitions and asset management. From 2006 to 2008, Mr. Yuan worked for Jones Lang LaSalle in China, where he was responsible for sourcing, negotiating and underwriting real estate investment deals in the region. Mr. Yuan received a bachelor of engineering degree from Harbin Institute of Technology and his M.B.A. degree from Cornell University. Mr. Yuan is fluent in English, Chinese and Japanese.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 15, 2010

SHINER INTERNATIONAL, INC.

By:	/s/ Qingtao Xing
Qingtao Xing
President & Chief Executive Officer